UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 27, 2022

EASTERN BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Franklin Street			02110
Boston	,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (800) 327-8376
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On January 27, 2022, Eastern Bankshares, Inc., a Massachusetts corporation (the “Company”) and the stock holding company for Eastern Bank, issued a press release in which it announced its earnings for the quarter ended December 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01    Regulation FD Disclosure.

In the press release announcing the Company's earnings for the quarter ended December 31, 2021, the Company announced the approval by its Board of Directors of a regular quarterly cash dividend of $0.10 per share payable on March 15, 2022 to shareholders of record on March 3, 2022.

In connection with issuing such press release, the Company posted an investor presentation in the “Presentations” section of the Company’s investor relations website at investor.easternbank.com on January 27, 2022. A copy of the presentation is furnished herewith as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description

99.1	Press release dated January 27, 2022
99.2	Presentation titled "Q4 Earnings Presentation" dated January 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: January 27, 2022	By:	/s/ James B. Fitzgerald
James B. Fitzgerald
Chief Financial Officer